EXHIBIT 23.  CONSENT OF INDEPENDENT AUDITORS

     We consent to the incorporation by reference in Registration Statement Number 33-71428 on Form S-8 dated November 9, 1993 of our report dated January 22, 1998, with respect to the consolidated financial statements of George Mason Bankshares, Inc. included in the Annual Report (Form 10-K) for the year ended December 31, 1997.




                                                /s/ ERNST & YOUNG LLP

Washington, D.C.
March 27, 1998